UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2009
The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-5111	34-0538550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville, Ohio	44667-0280

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 682-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
     On May 20, 2009, the Directors of The J. M. Smucker Company (the “Company”) declared a dividend distribution of one right for each common share without par value (the “Common Shares”), of the Company outstanding at the close of business on June 2, 2009 (the “Record Date”), pursuant to the terms of a Rights Agreement, dated as of May 20, 2009 (as it may be amended from time to time, the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by rights.
     The rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by this reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 20, 2009, the Directors of the Company adopted a resolution to amend the Amended Articles of Incorporation of the Company, which was filed by the Company with the Secretary of State of the State of Ohio on May 20, 2009. A copy of the Form of Certificate of Adoption of Amendment to Amended Articles of Incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired. N/A

(b)	Pro Forma Financial Information. N/A

(c)	Shell Company Transactions. N/A

(d)	Exhibits.

Number	Exhibit

3.1	Form of Certificate of Adoption of Amendment to Amended Articles of Incorporation

4.1	Rights Agreement, dated as of May 20, 2009, by and between the Company and Computershare Trust Company, N.A., as rights agent

99.1	Press release, dated May 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY
By:	/s/ M. Ann Harlan
	Name:	M. Ann Harlan
	Title:	Vice President and General Counsel

Date: May 20, 2009

EXHIBIT INDEX

Number	Description

3.1	Form of Certificate of Adoption of Amendment to Amended Articles of Incorporation

4.1	Rights Agreement, dated as of May 20, 2009, by and between the Company and Computershare Trust Company, N.A., as rights agent

99.1	Press release, dated May 20, 2009

4